Exhibit 99.1

KULR Partners with World Leading Provider of Drone-Powered Package
Delivery Services to Develop High-Capacity Lithium Battery Packs

SAN DIEGO / GLOBENEWSWIRE / August 07, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) , a global leader in sustainable energy management, today announced it has signed an agreement to partner with a world leading provider of drone-powered package delivery services. Pursuant to the agreement, KULR will leverage its KULR ONE Design Solutions (“K1-DS”) platform and proprietary technology for the development of high-capacity lithium battery packs for use in last-mile delivery, which is the most expensive and time-consuming part of the shipping process. The KULR K1-DS is globally recognized for the safety and efficiency it brings to batteries and battery-powered products and equipment. It is used by some of the world’s most demanding aerospace and defense customers.

The global drone delivery services market is currently estimated at $2.1 billion and is expected to grow over 400% to $9.2 billion by 2027.

Although drones offer immense potential, their widespread adoption is hindered by safety risks associated with batteries and various technological challenges, particularly related to energy density and weight. The Company will support the customer in addressing these concerns with its cutting-edge K1-DS battery pack design and testing platform, which integrates inherently safe and lightweight battery designs featuring advanced chemistry and thermal management technology. This approach empowers drone makers to achieve extended flight ranges and longer flight durations on a single charge.

“Our state-of-the-art KULR ONE Design Solutions platform has enabled leading aerospace, electronics, and energy storage manufacturers to develop lighter, safer, and more thermally efficient products,” stated KULR CEO Michael Mo. “We are excited to collaborate with global e-commerce companies to increasingly disrupt the last-mile delivery market by incorporating our solutions for development of high-energy battery packs into smaller and lighter power sources for drone delivery applications.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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